UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          January 24, 2003

Cowlitz Bancorporation
 (Exact Name of Registrant as specified in its charter)
Oregon (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 529841 (IRS Employer Identification No.)

927 Commerce Ave., Longview, Washington Address of Principal Executive Office	98632 Zip Code

Registrant's telephone number including area code 360-423-9088

(Former name or former address, if changed since last report) Not applicable

Item 7. Financial Statements and Exhibits
(a)	Financial statements of business acquired.

Not applicable.
(b)	Pro Forma Financial Information

Not applicable.
(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

(99)	Press Release

Item 9. Regulation FD Disclosure

On January 24, 2003, Cowlitz Bancorporation issued a press release announcing its operating earnings for the fourth quarter and year ended 2002. All information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 24, 2003	By:	COWLITZ BANCORPORATION (Registrant) /s/ Don P. Kiser Don P. Kiser Vice-President, Chief Financial Officer, and Secretary Acting Officer-In-Charge

January 24, 2002 10:42 a.m. Pacific Time

Company Press Release

SOURCE: Cowlitz Bancorporation

CONTACTS: Benjamin Namatinia, Chairman
Don P. Kiser, Chief Financial Officer, Acting Officer-In-Charge
(360) 423-9800

Cowlitz Bancorporation Announces Earnings

LONGVIEW, Wash., January 24, 2002 /PRNewswire/ --

FlashResults
Cowlitz Bancorporation (NASDAQ: CWLZ)
(Numbers in Thousands, Except Per Share Data)
	Quarter Ended 12/31/02	Year-to-Date 12/31/02	Quarter Ended 12/31/01	Year-to-Date 12/31/01
Net Interest Income	$3,688	$13,558	$3,616	$13,845
Net Income	$394	$1,496	$(1,371)	$(1,450)
Average Diluted Shares	3,942	3,851	3,741	3,731
Diluted EPS	$0.10	$0.39	$(0.37)	$(0.39)

Cowlitz Bancorporation (NASDAQ: CWLZ - news) today reported net income of $394,000 or $0.10 per diluted share for the fourth quarter of 2002. Net income for the year ended December 31, 2002 was $1.5 million or $0.39 per diluted share compared to a net loss for 2001 of $1.5 million or $0.39 per diluted share. Net income for 2002 was reduced by a goodwill impairment charge of $791,000 after tax, and provision for loan losses during the year totaling $2.8 million or approximately $1.8 million after tax. Net income for the year ended December 31, 2002 excluding these charges would have been approximately $4.1 million or $1.06 per share.

"Despite the continuation of suppressed local and national economies, the Bank continues to show an ability to post earnings" said Benjamin Namatinia, Chairman of Cowlitz Bancorporation. "Although we have experienced some recent managerial changes, the Company retains a strong core of management and employees who are prepared to meet any challenges and take advantage of any opportunities presented in the coming year." The search for a new President and CEO continues.

Total non-performing assets were $7.4 million at December 31, 2002, virtually unchanged from $7.3 million at September 30, 2002, and $7.5 million at December 31, 2001. Cowlitz' non-performing assets as a percent of total assets increased to 2.14% at December 31, 2002 from 2.03% at September 30, 2002, and 2.02% at December 31, 2001.

For the three months ended December 31, 2002, Cowlitz added $1.8 million to its provision for loan losses. The loan loss reserve stands at $6.2 million as of the end of 2002, or 3.16% of loans and 101.08% of non-performing loans. During management's continuous assessment of the loan portfolio, it was determined that several loans lacked sufficient collateral to support the outstanding loan balances. Management took the conservative approach and charged-off a portion of these loans. The allowance was bolstered during the quarter to absorb these charge-offs and to adequately reserve against potential losses on several downgraded loans.

Total assets at December 31, 2002 were $345.2 million compared to $361.6 million at September 30, 2002, a decrease of $16.4 million or 4.5%. At December 31, 2001, total assets were $370.7 million, $25.5 million or 7.4% higher than the current level. The majority of the decline in total assets from December 31, 2001 to December 31, 2002 is due to a decrease in net loans of $40.9 million. This decrease in loans was offset by an increase in loans held-for-sale of $26.3 million from year to year.

Cowlitz Bancorporation is the holding company of Cowlitz Bank. Cowlitz Bank's divisions include Bay Bank, Bellevue, Washington; Northern Bank of Commerce, Portland, Oregon; and Bay Mortgage, with four offices in Western Washington. Cowlitz specializes in commercial banking services for Northwest businesses, professionals and retail customers, with a total of seven full-service banking offices. Financial services in addition to banking include trust services, escrow services, and mortgage banking.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2001, and filed with the SEC. Specific risks in this press release include: the retention of core management and the adequacy of the Company's loan loss reserve.

FINANCIAL HIGHLIGHTS
 (Unaudited) ($ in thousands, except per share)

INCOME STATEMENT	Three Months Ended		Twelve Months Ended
	12/31/02	12/31/01	12/31/02	12/31/01
Interest income	$5,490	$6,616	$22,169	$27,227
Interest expense	1,802	3,000	8,611	13,382
Net interest income	3,688	3,616	13,558	13,845
Provision for loan losses	(1,776)	(2,530)	(2,783)	(5,262)
Net interest income after loan loss provision	1,912	1,086	10,775	8,583
Non-interest income	4,013	3,518	12,133	9,502
Non-interest expense	5,633	4,776	20,330	18,259
Impairment of BFC Goodwill	-	1,215	-	1,215
Gain/Loss on Sale of Securities	95	-	183	89
Income before income tax expense	387	(1,387)	2,761	(1,300)
Income tax expense (benefit)	(7)	(16)	474	150
Net income before change in acctg principle	394	(1,371)	2,287	(1,450)
Change in acctg principle, net of $417,000 tax	-	-	791	-
Net income	$394	$(1,371)	$1,496	$(1,450)
Earnings per share (based on weighted average shares outstanding)
Basic	$0.10	$(0.37)	$0.40	$(0.39)
Diluted	$0.10	$(0.37)	$0.39	$(0.39)
Weighted average shares outstanding
Basic	3,811,517	3,692,524	3,757,608	3,691,728
Diluted	3,942,464	3,740,785	3,851,196	3,731,319
Actual shares outstanding
Basic	3,818,272	3,692,560	3,818,272	3,692,560
Diluted	3,944,813	3,737,951	3,944,813	3,737,951
Efficiency Ratio	73.15%	66.95%	79.13%	78.21%

BALANCE SHEET	12/31/02			12/31/01

Total assets	$345,164			$370,660
Securities available for sale	$33,276			$30,188
Securities held to maturity	$357			$4,115
Loans, net	$188,356			$229,215
Loans held for sale	$63,645			$37,322
Intangible assets	$2,853			$4,327
Deposits	$290,120			$315,490
Borrowings	$21,231			$21,759
Equity	$31,263			$28,748

Book value per share	$8.19			$7.79
Tangible book value per share	$7.44			$6.61
Tier 1 leverage capital ratio	8.14%			6.51%

RATIOS ANNUALIZED	Three Months Ended		Twelve Months Ended
	12/31/2002	12/31/2001	12/31/2002	12/31/2001
Return on average assets	0.45%	-1.47%	0.43%	-0.41%
Return on average equity	5.03%	-18.20%	4.95%	-4.72%
Average Equity/ average assets	9.05%	8.08%	8.72%	8.69%
Interest rate yield on interest-earning assets	6.71%	7.60%	6.81%	8.28%
Interest rate expense on interest-bearing liabilities	2.76%	4.07%	3.21%	4.82%
Interest spread	3.96%	3.53%	3.61%	3.46%
Net interest margin	4.51%	4.16%	4.17%	4.21%

	Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES	12/31/2002	12/31/2001
Balance at beginning of period	$5,997	$4,561
Adjustment incident to the sale of BFC	(289)	-
Provision for loan losses	2,783	5,262
Recoveries	275	785
Charge Offs	(2,616)	(4,611)
Balance at end of period	$6,150	$5,997
Loan loss allowance/gross loans	3.16%	2.55%
Loan loss allowance/non-performing loans	101.08%	100.20%

NON-PERFORMING ASSETS	12/31/2002	12/31/2001
Accruing loans - over 90 days past due	$982	$1,178
Nonaccrual loans	5,102	4,807
Total non-performing loans	6,084	5,985
Other real estate owned	1,304	1,498
Other assets	4	5
Total non-performing assets	$7,392	$7,488
Total non-performing assets/total assets	2.14%	2.02%

	Three Months Ended		Twelve Months Ended
OPERATING PERFORMANCE	12/31/2002	12/31/2001	12/31/2002	12/31/2001
Average interest-earning assets	$327,078	$348,088	$325,344	$328,802
Total average assets	$346,488	$372,729	$346,345	$353,090
Average interest-bearing liabilities	$261,605	$294,963	$268,493	$277,761
Average Equity	$31,353	$30,131	$30,193	$30,701

Number of full-time equivalent employees			200	199